                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 5, 1999 relating to the consolidated financial statements of BuyDirect.com, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP


San Francisco, California


March 22, 1999